                                                                     EXHIBIT 1.1


                                                               H&D Draft 3/30/98




                                2,188,000 SHARES




                      CHARLES RIVER ASSOCIATES INCORPORATED



                                  COMMON STOCK





                             UNDERWRITING AGREEMENT

                              DATED APRIL __, 1998

                                Table of Contents


SECTION 1.        REPRESENTATIONS AND WARRANTIES..................................................................2
         A.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................2
                  (a)      Compliance with Registration Requirements..............................................2
                  (b)      Offering Materials Furnished to Underwriters...........................................3
                  (c)      Distribution of Offering Material By the Company.......................................3
                  (d)      The Underwriting Agreement.............................................................3
                  (e)      Authorization of the Common Shares.....................................................4
                  (f)      No Applicable Registration or Other Similar Rights.....................................4
                  (g)      No Material Adverse Change.............................................................4
                  (h)      Independent Accountants................................................................4
                  (i)      Preparation of the Financial Statements................................................4
                  (j)      Incorporation and Good Standing of the Company
                           and the Subsidiary.....................................................................5
                  (k)      Capitalization and Other Capital Stock Matters.........................................5
                  (l)      Nasdaq National Market Listing.........................................................6
                  (m)      Non-Contravention of Existing Instruments; No Further
                           Authorizations or Approvals Required...................................................6
                  (n)      No Material Actions or Proceedings.....................................................7
                  (o)      Intellectual Property Rights...........................................................7
                  (p)      All Necessary Permits, etc.............................................................7
                  (q)      Title to Properties....................................................................8
                  (r)      Tax Law Compliance.....................................................................8
                  (s)      Company Not an "Investment Company."...................................................8
                  (t)      Insurance..............................................................................8
                  (u)      No Price Stabilization or Manipulation.................................................9
                  (v)      Related Party Transactions.............................................................9
                  (w)      No Unlawful Contributions or Other Payments............................................9
                  (x)      ERISA Compliance.......................................................................9
         B.       REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.....................................10
                  (a)      The Underwriting Agreement............................................................10
                  (b)      The Custody Agreement and Power of Attorney...........................................10
                  (c)      Title to Common Shares to be Sold; All Authorizations Obtained........................10
                  (d)      Delivery of the Common Shares to be Sold..............................................11
                  (e)      Non-Contravention; No Further Authorizations
                           or Approvals Required.................................................................11
                  (f)      No Registration or Other Similar Rights...............................................11
                  (g)      No Further Consents, etc..............................................................11
                  (h)      Disclosure Made by Such Selling Stockholder in the Prospectus.........................12
                  (i)      No Price Stabilization or Manipulation................................................12

                  (j)      Registration Statement and Prospectus.................................................12

SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES...............................................13
         The Firm Common Shares..................................................................................13
         The First Closing Date..................................................................................13
         The Optional Common Shares; the Second Closing Date.....................................................13
         Public Offering of the Common Shares....................................................................14
         Payment for the Common Shares...........................................................................14
         Delivery of the Common Shares...........................................................................15
         Delivery of Prospectus to the Underwriters..............................................................15

SECTION 3.        ADDITIONAL COVENANTS...........................................................................16
         A.       Covenants of the Company.......................................................................16
                  (a)      Representatives' Review of Proposed Amendments
                           and Supplements.......................................................................16
                  (b)      Securities Act Compliance.............................................................16
                  (c)      Amendments and Supplements to the Prospectus
                           and Other Securities Act Matters......................................................17
                  (d)      Copies of any Amendments and Supplements to the Prospectus............................17
                  (e)      Blue Sky Compliance...................................................................17
                  (f)      Use of Proceeds.......................................................................17
                  (g)      Transfer Agent........................................................................18
                  (h)      Earnings Statement....................................................................18
                  (i)      Periodic Reporting Obligations........................................................18
                  (j)      Agreement Not To Offer or Sell Additional Securities..................................18
                  (k)      Future Reports to the Representatives.................................................19
         B.       COVENANTS OF THE SELLING STOCKHOLDERS..........................................................19
                  (a)      Agreement Not to Offer or Sell Additional Securities..................................19
                  (b)      Delivery of Forms W-8 and W-9.........................................................20

SECTION 4.        PAYMENT OF EXPENSES............................................................................20

SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS..............................................21
                  (a)      Accountants' Comfort Letter...........................................................21
                  (b)      Compliance with Registration Requirements;
                           No Stop Order; No Objection from NASD.................................................21
                  (c)      No Material Adverse Change............................................................22
                  (d)      Opinion of Counsel for the Company....................................................22
                  (e)      Opinion of Counsel for the Underwriters...............................................22
                  (f)      Officers' Certificate.................................................................23
                  (g)      Bring-down Comfort Letter.............................................................23
                  (h)      Opinion of Counsel for the Selling Stockholders.......................................23

                  (i)      Selling Stockholders' Certificate.....................................................24
                  (j)      Selling Stockholders' Documents.......................................................24
                  (k)      Lock-Up Agreement from Certain Stockholders of the Company Other Than
                             Selling Stockholders................................................................24
                  (l)      Additional Documents..................................................................24

SECTION 6.        REIMBURSEMENT OF UNDERWRITERS' EXPENSES........................................................25

SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT................................................................25

SECTION 8.        INDEMNIFICATION................................................................................25
                  (a)      Indemnification of the Underwriters...................................................25
                  (b)      Indemnification of the Company, its Directors and Officers............................27
                  (c)      Notifications and Other Indemnification Procedures....................................28
                  (d)      Settlements...........................................................................29

SECTION 9.        CONTRIBUTION...................................................................................30

SECTION 10.       DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.............................................32

SECTION 11.       TERMINATION OF THIS AGREEMENT..................................................................32

SECTION 12.       REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY............................................33

SECTION 13.       NOTICES........................................................................................33

SECTION 14.       SUCCESSORS.....................................................................................34

SECTION 15.       PARTIAL UNENFORCEABILITY.......................................................................35

SECTION 16.       GOVERNING LAW PROVISIONS.......................................................................35

SECTION 17.       FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES...........35

SECTION 18.       GENERAL PROVISIONS.............................................................................35

                             UNDERWRITING AGREEMENT


                                                                  April __, 1998


NATIONSBANC MONTGOMERY SECURITIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

         INTRODUCTORY. Charles River Associates Incorporated, a Massachusetts corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 1,562,500 shares of its Common Stock, no par value (the "Common Stock"); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders") severally propose to sell to the Underwriters an aggregate of 625,500 shares of Common Stock. The 1,562,500 shares of Common Stock to be sold by the Company and the 625,500 shares of Common Stock to be sold by the Selling Stockholders are collectively called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 234,375 shares of Common Stock and the Selling Stockholders propose severally to grant to the Underwriters an option to purchase up to an additional 93,825 shares of Common Stock, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule B, all as provided in Section 2. The additional 234,375 shares to be sold by the Company and the additional 93,825 shares to be sold by the Selling Stockholders pursuant to such option are collectively called the "Optional Common Shares." The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares." NationsBanc Montgomery Securities LLC ("NMS") and William Blair & Company L.L.C. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File
No. 333-46941), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of NMS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated __________, 1998 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

         SECTION 1.        REPRESENTATIONS AND WARRANTIES

         A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to each Underwriter as follows:

                  (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                  (b) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

                  (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

                  (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and NeuCo LLC (the "Subsidiary"), considered as one entity (any such change is called a "Material Adverse Change");
         (ii) the Company and the Subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, by the Subsidiary on any class of capital stock or repurchase or redemption by the Company or the Subsidiary of any class of capital stock.

                  (h) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

                  (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and the Subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

                  (j) Incorporation and Good Standing of the Company and the Subsidiary. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Commonwealth of Massachusetts and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company is the legal and beneficial owner of its membership interest in the Subsidiary, as described in the Prospectus. The Company owns its membership interest in the Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as described in the Prospectus, the Company has no obligation to contribute capital to the Subsidiary pursuant to the operating agreement or certificate of formation of the Subsidiary or any contractual arrangement with any third party. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary.

                  (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company as of November 29, 1997 was as set forth in the Prospectus under the caption "Capitalization." The

         Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are (except, in the case of shares purchased by officers of the Company under agreements which provide for the purchase price to be paid in installments, to the extent of the installments which are not yet due and payable) fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or the Subsidiary other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus is an accurate and fair description in all material respects of such plans, arrangements, options and rights.

                  (l) Nasdaq National Market Listing. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

                  (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor the Subsidiary is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or the Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or the Subsidiary is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or the Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, or require the consent of any other part to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances (i) as to which the

         Company has obtained prior to the date hereof a valid waiver or consent, a copy of which has been delivered to counsel for the Underwriters, or (ii) as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

                  (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against the Company or the Subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or the Subsidiary or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or the Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or the Subsidiary exists or, to the best of the Company's knowledge, is threatened or imminent.

                  (o) Intellectual Property Rights. The Company and the Subsidiary own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor the Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) All Necessary Permits, etc. The Company and the Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where any failure to possess the same, individually or in the aggregate, would not result in a Material Adverse Change, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

                  (q) Title to Properties. The Company and the Subsidiary have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as are disclosed in the Prospectus or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or the Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or the Subsidiary.

                  (r) Tax Law Compliance. The Company and the Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes due and payable by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or the Subsidiary has not been finally determined.

                  (s) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (t) Insurance. Each of the Company and the Subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or the Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Since November 29, 1992, neither of the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

                  (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Prospectus which have not been described as required.

                  (w) No Unlawful Contributions or Other Payments. Neither the Company nor the Subsidiary nor, to the best of the Company's knowledge, any employee or agent of the Company or the Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                  (x) ERISA Compliance. The Company and the Subsidiary and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiary or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or the Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or the Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, the Subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, the Subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters on the First Closing Date or the Second Closing Date shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         B. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, hereby represents, warrants and covenants to each Underwriter as follows:

                  (a) The Underwriting Agreement. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (b) The Custody Agreement and Power of Attorney. Each of the
         (i) Custody Agreement signed by such Selling Stockholder and Boston EquiServe, L.P., as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

                  (d) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim (other than any arising out of an action taken by an Underwriter).

                  (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for any such contravention, conflict, breach or Default as to which the Company has obtained prior to the date hereof a valid waiver (a copy of which has been delivered to counsel for the Underwriters) and any such consent as has been obtained by the Company prior to the date hereof (a copy of which has been delivered to counsel for the Underwriters). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, Section 12(g) of the Exchange Act, applicable state securities or blue sky laws and from the NASD.

                  (f) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

                  (g) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except any such consent, approval or waiver as has been obtained by such Selling Stockholder prior to the date hereof, a copy of which has been delivered to counsel for the Underwriters.

                  (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Common Shares).

                  (i) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (j) Registration Statement and Prospectus. Such Selling Stockholder has reviewed the Registration Statement and the Prospectus and, to the knowledge of such Selling Stockholder, neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse

         Effect and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                  Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters on the First Closing Date or the Second Closing Date shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         The Firm Common Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 1,562,500 Firm Common Shares and (ii) the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters an aggregate of 625,500 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder's name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $___ per share.

         The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NMS, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on _____________, 1998 [the fourth full business day after the date of this Agreement, unless the pricing occurs at a time earlier than 4:30 p.m., East Coast time, in which case insert the third full business day after the date of this Agreement], or such other time and date not later than 10:30 a.m. San Francisco time, on ____________, 1998 [ten business days following the original contemplated First Closing Date] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company and the Selling Stockholders hereby grant, severally and not jointly, an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 328,200 Optional Common Shares from the Company and the Selling Stockholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company and the Selling Stockholders, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates are to be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares and (b) the Company and each Selling Stockholder agree, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Stockholder (or, in the case of the Company, as the number of Optional Common Shares to be sold by the Company as set forth in the paragraph "Introductory" of this Agreement) bears to the total number of Optional Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholders.

         Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Custodian.

                  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NMS, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

         Delivery of the Common Shares. The Company and the Selling Stockholders shall, severally and not jointly deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company and the Selling Stockholders shall, severally and not jointly, also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. San Francisco time on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3.        ADDITIONAL COVENANTS.

         A. COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

                  (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which a Representative reasonably objects.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending May __, 1999 [the end of the Company's first quarter ending after one year following the effective date of the Registration Statement] that satisfies the provisions of
         Section 11(a) of the Securities Act.

                  (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

                  (j) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may:
         (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing with NMS not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS) or, in the case of stock options, such options may not be exercised during such 180 day period; (ii) file one or more registration statements on Form S-8 covering shares of Common Stock issuable pursuant to any stock option or stock purchase plan described in the Prospectus; (iii) issues shares of Common Stock to officers of the Company, provided such officers agree in writing with NMS not to sell, offer, dispose of or otherwise transfer any such shares during such 180 day period without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS); or (iv) issue shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, as payment for all or part of the purchase price of an acquisition by the Company of another company or business, provided the total number of shares of Common Stock issuable in connection with such acquisition (including shares issuable upon exchange, exercise or conversion of any other securities of the Company issued in connection with such acquisition) does not exceed 5% of the number of shares of Common Stock outstanding immediately prior to such acquisition, and provided further that each person or entity receiving any such shares or securities in connection with such acquisition agrees in writing with NMS not to sell, offer, dispose of or otherwise transfer any such shares or securities during such 180 day period without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS).

                  (k) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to each Representative (with the copy to NMS to be sent to 600 Montgomery Street, San Francisco, CA 94111 Attention: Lisa M. Westley): (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants;
         (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10- Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         B. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder further covenants and agrees, severally and not jointly, with each Underwriter:

                  (a) Agreement Not to Offer or Sell Additional Securities. Such Selling Stockholder will not, without the prior written consent of NMS (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange, except that a 180-day period shall be used rather than the 60-day period set forth therein by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus; provided, however, that such Selling Stockholder may sell or otherwise transfer any such shares or securities (i) to the Company and (ii) to an officer of the Company, provided such officer agrees in writing with NMS not to sell, offer, dispose of or otherwise transfer any such shares or securities during such 180-day period without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS).

                  (b) Delivery of Forms W-8 and W-9. Such Selling Stockholder will deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).

                  NMS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares sold by it (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws and the Canadian provincial securities laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Shares on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

                  The Selling Stockholders further agree, severally and not jointly, with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their respective obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement). This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and each Representative shall have received an additional conformed copy of such accountants' letter).

                  (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing
         Date), the Second Closing Date:

                           (i) the Company shall have filed the Prospectus with
                  the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                           (iii) the NASD shall have raised no objection to the
                  fairness and reasonableness of the underwriting terms and arrangements.

                  (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the

         Second Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

                  (d) Opinion of Counsel for the Company. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date the Representatives shall have received the opinion of Foley, Hoag & Eliot LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and each Representative shall have received an additional conformed copy of such counsel's legal opinion).

                  (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date the Representatives shall have received the opinion of Hale and Dorr LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Representatives (and each Representative shall have received an additional conformed copy of such counsel's legal opinion).

                  (f) Officers' Certificate. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
         (b)(ii) of this Section 5, and further to the effect that:

                           (i) for the period from and after the date of this
                  Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                           (ii) the representations, warranties and covenants of
                  the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                           (iii) the Company has complied with all the
                  agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (g) Bring-down Comfort Letter. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First

         Closing Date), the Second Closing Date the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and each Representative shall have received an additional conformed copy of such accountants' letter).

                  (h) Opinion of Counsel for the Selling Stockholders. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date the Representatives shall have received the opinion of Foley, Hoag & Eliot LLP, special counsel for the Selling Stockholders, dated as of such Closing Date, the form of which is attached as Exhibit B (and each Representative shall have received an additional conformed copy of such counsel's legal opinion).

                  (i) Selling Stockholders' Certificate. On each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date the Representatives shall have received a written certificate executed by an Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:

                           (i) the representations, warranties and covenants of
                  such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                           (ii) such Selling Stockholder has complied with all
                  the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (j) Selling Stockholders' Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

                  (k) Lock-Up Agreement from Certain Stockholders of the Company Other Than Selling Stockholders. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a 180-day period shall be used rather than the 60-day period set forth therein), other than the Selling Stockholders, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (l) Additional Documents. On or before each of the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such other information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and an Attorney-in-Fact at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares (if not purchased on the First Closing Date), at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that this paragraph, Section 4, Section 6,
Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5, clauses (i), (v) or
(vi) of Section 11 or Section 17, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or a Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT.

                  This Agreement shall not become effective until the later of
(i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, and the notification by the Company to the Representatives of the receipt of such notification by the Commission.

                  Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 hereof, (b) of any Underwriter to the Company or any Selling Stockholder, or (c) of any party hereto to any other party, except that the provisions of this paragraph, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 8.        INDEMNIFICATION.

                  (a) Indemnification of the Underwriters. The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or
         (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein; or (iv) in whole or in part upon any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by NMS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding the foregoing: (A) neither the Company nor any Selling Stockholder shall be liable under clause (v) of the preceding sentence to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith, negligence or willful misconduct; (B) the indemnity and reimbursement agreements in the preceding sentence shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); (C) with respect to any preliminary prospectus, the indemnity and reimbursement agreements in the preceding sentence shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to
         Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; (D) the indemnity and reimbursement agreements of a Selling Stockholder set forth in clauses (iii) and (iv) of the preceding sentence shall not apply to any inaccuracy in the representations and warranties of the Company or any other Selling Stockholder or to any failure of the Company or any other Selling Stockholder to perform their respective obligations hereunder or under law; (E) the liability of each Selling Stockholder under the indemnity and reimbursement agreements in the preceding sentence, or otherwise for a breach of such Selling Stockholder's representations or warranties set forth in this Agreement, shall be limited to an amount equal to the initial public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus; and (F) the

         Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The indemnity and reimbursement agreements set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.

                  (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case under clause (i) above and this clause (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by a Representative expressly for use therein; or (iii) in whole or in part upon any failure of the Company or the Selling Stockholders to perform their respective obligations hereunder or under law; and to reimburse the Company, and each such director, officer, Selling Stockholder and controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the paragraph on the inside front cover page of each preliminary prospectus the Prospectus concerning stabilization by the Underwriters and (B) in the table in the first paragraph and as the second, seventh, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity and reimbursement agreements set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NMS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
         Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request,
         (ii) such indemnifying party shall have received notice of the specific terms of such settlement at least 15 days prior to such settlement being effected, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements in or omissions from any preliminary prospectus, the Prospectus or the Registration Statement (or any amendment or supplement to any of the foregoing) or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating, defending, settling or compromising any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this
Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public nor shall any Selling Stockholder be required to contribute any amount in excess of the initial public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company, and each person, if any, who controls a Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Selling Stockholder.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of this sentence, Section 4,
Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Custodian if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market; (ii) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the other Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or any Selling Stockholder, or (c) of any party hereto to any other party except that the provisions of this sentence, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

                  If to the Representatives:

                           NationsBanc Montgomery Securities LLC
                           600 Montgomery Street
                           San Francisco, California  94111
                           Facsimile:  415-249-5558
                           Attention:  Richard A. Smith

                  with a copy to:

                           NationsBanc Montgomery Securities LLC
                           600 Montgomery Street
                           San Francisco, California  94111
                           Facsimile:  (415) 249-5553
                           Attention:  David A. Baylor, Esq.

                  If to the Company:

                           Charles River Associates Incorporated
                           200 Clarendon Street
                           Boston, Massachusetts 02116
                           Facsimile: (617) 425-3132
                           Attention: President

                  With a copy to:

                           Foley, Hoag & Eliot LLP
                           One Post Office Square
                           Boston, Massachusetts  02109
                           Facsimile:  (617) 832-7000
                           Attention:  Peter M. Rosenblum, Esq.

                  If to the Selling Stockholders:

                           Boston EquiServe, L.P.
                           150 Royall Street
                           Canton, MA  02021
                           Facsimile:  (781) 575-2549
                           Attention:  Carole McHugh

                  With a copy to:

                           Foley, Hoag & Eliot LLP
                           One Post Office Square
                           Boston, Massachusetts  02109
                           Facsimile:  (617) 832-7000
                           Attention:  Peter M. Rosenblum, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. No assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 17. FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER COMMON SHARES. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Custodian, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders (other than such defaulting Selling Stockholders), or (ii) purchase the shares which the Company and the other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Custodian, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section and paragraph headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of

Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                      Very truly yours,

                                      CHARLES RIVER ASSOCIATES
                                      INCORPORATED



                                      By:  ____________________________________
                                            President


                                      EACH OF THE SELLING STOCKHOLDERS



                                      By:  ____________________________________
                                           (Attorney-in-fact)


                  The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC

WILLIAM BLAIR & COMPANY, L.L.C.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

By NATIONSBANC MONTGOMERY SECURITIES LLC

By:_________________________________

                                   SCHEDULE A


                                                                 NUMBER OF
                                                             FIRM COMMON SHARES
                              UNDERWRITERS                    TO BE PURCHASED
                              ------------                    ---------------
NationsBanc Montgomery Securities LLC......................
William Blair & Company, L.L.C.............................
 ...........................................................
 ...........................................................
 ...........................................................
                                                              ----------------

Total......................................................
                                                              ================

                                   SCHEDULE B


                                           NUMBER OF FIRM     MAXIMUM NUMBER OF
                                           COMMON SHARES       OPTIONAL COMMON
SELLING STOCKHOLDER                          TO BE SOLD       SHARES TO BE SOLD
                                             ----------       -----------------
Franklin M. Fisher.........................    72,248              10,838
Steven C. Salop............................    52,000               7,800
Firoze E. Katrak...........................    34,057               5,110
Rowland T. Moriarty........................    41,080               6,162
William B. Burnett.........................    34,488               5,174
Carl Kaysen................................     7,473               1,121
Richard S. Ruback..........................    31,200               4,680
Jagdish C. Agarwal.........................    22,993               3,449
Thomas R. Overstreet.......................    22,993               3,449
Alan R. Willens............................    20,803               3,120
Stanley M. Besen...........................    20,119               3,018
Michael A. Kemp............................    20,119               3,018
Bridger M. Mitchell........................    20,119               3,018
Deloris R. Wright..........................    20,119               3,018
Raju Patel.................................    14,370               2,156
Daniel Brand...............................    13,221               1,983
Steven R. Brenner..........................    13,221               1,983
George C. Eads.............................    13,221               1,983
W. David Montgomery........................    13,221               1,983
Gary L. Roberts............................    13,221               1,983
Louis L. Wilde.............................    13,221               1,983
Stephen H. Kalos...........................    11,496               1,724
Arnold J. Lowenstein.......................    11,496               1,724
C. Christopher Maxwell.....................    11,496               1,724
Robert M. Spann............................    11,496               1,724

John R. Woodbury........................................    11,496       1,724
Monica G. Noether.......................................    10,921       1,638
Robert J. Larner and
Anne M. Larner..........................................     9,916       1,487
Joen E. Greenwood.......................................     9,795       1,469
William R. Hughes.......................................     8,622       1,293
Gregory K. Bell.........................................     7,185       1,078
Paul R. Milgrom.........................................     5,200         780
Douglas R. Bohi.........................................     2,874         431
                                                           -------      ------
         Total:.........................................   625,500      93,825
                                                           =======      ======

                                                                       EXHIBIT A

[The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.]

                       Opinion of Counsel for the Company

                  References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date. References to the Registration Statement include any Rule 462(b) Registration Statement.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of The Commonwealth of Massachusetts.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.


                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (iv) The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Commonwealth of Massachusetts, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (v) The Company is the legal and beneficial owner of its membership interest in the Subsidiary, as described in the Prospectus.

                  (vi) Immediately prior to the issue and sale of Common Shares pursuant to the Agreement on the date hereof, the authorized capital stock of the Company was comprised of 25,000,000 shares of Common Stock, without par value, _____ of which were outstanding of record, and 1,000,000 shares of Preferred Stock, without par value, none of which were outstanding of record. The capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Prospectus under the heading "Description of Capital Stock". All of the outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Stockholders) have been duly authorized and validly issued, are (except, in the case of shares purchased by officers of the Company under agreements which provide for the purchase price to be paid in installments, to the extent of the installments which are not yet due and payable) fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Business Corporation Law of The Commonwealth of Massachusetts. The description of the Company's stock option and stock purchase plans, and the options or other rights granted and exercised thereunder, set forth in the Prospectus is an accurate and fair description in all material respects of such plans, arrangements, options and rights.

                  (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Business Corporation Law of The Commonwealth of Massachusetts or (ii) to the best knowledge of such counsel, otherwise.

                  (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  (x) Based solely on the oral advice of the staff of the Commission, the Registration Statement has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and, to the best knowledge of such counsel, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus under Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                  (xi) The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered), comply as to form in all material respects with the applicable requirements of the Securities Act. Such counsel may state that it is rendering no opinion as to the accuracy of any financial or accounting data contained therein.

                  (xii) Based solely on a letter dated _________, 1998 from, and subsequent conversations with members of the staff of, the Nasdaq Stock Market, the Common Shares have been approved for listing on the Nasdaq National Market.

                  (xiii) The statements (i) in the Prospectus under the captions "Description of Capital Stock," "Management's Discussion and Analysis and Results of Operations--Liquidity and Capital Resources," "Business--Legal Proceedings," "Certain Transactions,"and "Shares Eligible for Future Sale," and
(ii) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (xiv) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  (xv) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

                  (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the execution, delivery and performance of the Underwriting Agreement by the Company and consummation by the Company of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, Section 12(g) of the Exchange Act, applicable state securities or blue sky laws and from the NASD.

                  (xvii) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or the Subsidiary; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (A) the Company's revolving line of credit with BankBoston Corporation, or (B) to the best knowledge of such counsel, any other material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Subsidiary.

                  (xviii) The Company is not, and after receipt of payment for the Common Shares sold by it will not be, an "investment company" within the meaning of the Investment Company Act.

                  (xix) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, and (except as specifically set forth in this opinion) have not made any independent confirmation or verification thereof, on the basis of the foregoing (and relying, as to materiality, upon the statements of officers and other representatives of the Company), nothing has come to their attention which would lead them to believe either that the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B

[The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.]

                 Opinion of Counsel for the Selling Stockholders

                       [FH&E to add introductory language]

         The opinion shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

                  (i) The Underwriting Agreement has been duly executed and delivered by or on behalf of, and is a valid and binding agreement of, each Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (ii) The execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of his or her obligations under, the Underwriting Agreement and his or her Custody Agreement and his or her Power of Attorney will not, to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any agreement or instrument to which such Selling Stockholder is a party or by which he or she is bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                  (iii) Each Selling Stockholder is the sole record owner of all of the Common Shares which may be sold by such Selling Stockholder under the Underwriting Agreement and has the legal right and power to enter into the Underwriting Agreement and his or her Custody Agreement and his or her Power of Attorney, to sell, transfer and deliver all of the Common Shares which may sold by such Selling Stockholder under the Underwriting Agreement and to comply with his or her other obligations under the Underwriting Agreement, his or her Custody Agreement and his or her Power of Attorney.

                  (iv) Each of the Custody Agreement and Power of Attorney of each Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (v) Assuming that the Underwriters purchase the Common Shares which are sold by such Selling Stockholder pursuant to the Underwriting Agreement for value and without notice of any adverse claim (within the meaning of Section 8-303 of Chapter 106 of the Massachusetts General Laws) to the Common Shares, the delivery of such Common Shares pursuant to the Underwriting Agreement will pass good and valid title to such Common Shares, free and clear of any such adverse claim.

                  (vi) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, Section 12(g) of the Exchange Act, applicable state securities or blue sky laws, and from the NASD.

                                                                       EXHIBIT C